Exhibit 99.1

Blue Martini Software to Become a Golden Gate Capital Portfolio Company

Blue Martini Software Stockholders to Receive $4.00 Per Share in Cash

SAN MATEO, Calif. and SAN FRANCISCO, Calif., March 1, 2005 – Blue Martini Software, Inc. (NASDAQ: BLUE), a leading provider of sales optimization systems, and Multi-Channel Holdings, Inc., a privately-held Golden Gate Capital portfolio company, today announced that they had entered into a definitive merger agreement for Blue Martini to be acquired in an all-cash transaction valued at $4.00 per share. The total transaction value is approximately $54 million. The purchase price represents a premium of approximately 63% over the closing price of Blue Martini common stock on February 28, 2005, the last day before the announcement of the proposed transaction. Multi-Channel Holdings is the parent entity of Ecometry Corporation (www.ecometry.com), a leading multi-channel retail software vendor.

Golden Gate Capital, the principal investor in Multi-Channel Holdings, is a San Francisco-based private equity investment firm with approximately $2.6 billion of capital under management. Golden Gate Capital has acquired and built twenty-five software companies in the last four years.

The merger agreement has been approved by the board of directors of each of Blue Martini and Multi-Channel Holdings. The transaction is subject to approval by the holders of a majority in interest of Blue Martini’s outstanding common stock. Certain directors and officers of Blue Martini who own in the aggregate approximately 28% of Blue Martini’s outstanding shares have agreed to vote in favor of the transaction. The transaction is also subject to customary regulatory approvals and other closing conditions and is expected to close in the second quarter of 2005.

Monte Zweben, Chairman and CEO of Blue Martini stated, “This transaction represents an opportunity for our stockholders to realize a cash value at a significant premium to the recent trading range of our stock.”

“Golden Gate Capital will provide Blue Martini a sound financial foundation and actively support Blue Martini’s customer base and growth initiatives going forward” stated David Dominik, a managing director with Golden Gate Capital. “Our strategy is to distribute Blue Martini’s leading multi-channel solutions across our portfolio of vertically-focused companies, specifically in the areas of retail, manufacturing and distribution.”

Ecometry, also held by Multi-Channel Holdings, boasts a client base of nearly 300 customers, including many of the world’s most prominent retailers, including Nordstrom, Urban Outfitters, Coach, Brookstone, Nine West and Lego. Blue Martini’s retail customer base includes Saks, Kohl’s, Debenhams, Gymboree, Men’s Wearhouse, Sainsbury’s and Harrah’s. John Marrah, CEO of Ecometry, commented, “Our plan is to tightly integrate Blue Martini’s analytics, clienteling, relationship marketing, configuration, and e-commerce solutions into our order management and fulfillment solutions. We expect the combined product portfolio to dramatically enhance the value we provide to our respective customer bases and the retailing vertical in general.”

“The distribution of Blue Martini’s products into the manufacturing, warehousing, and distribution vertical markets upon the closing of the transaction will be centered around Infor Global Solutions (www.infor.com), a Golden Gate Capital portfolio company and provider of enterprise business solutions to the discrete manufacturing and distribution industries worldwide,” said Ken Walters, President of Infor. “Like Ecometry, we expect our customer base to significantly benefit from the distribution of Blue Martini’s high quality e-commerce, analytics, relationship marketing, configuration, and guided selling applications into our markets. We plan to significantly invest in Blue Martini’s platform and products, tailoring their solutions to meet the needs of our customers.”

About Blue Martini

Blue Martini is a leading provider of sales optimization systems. Its software proactively guides sales people, partners, and customers through sales interactions, helping them to sell more. Over 170 companies worldwide including Carrefour, DuPont, Harley-Davidson, Kohl’s, Mitsubishi, Panasonic, Saks Fifth Avenue, and Sprint have licensed Blue Martini’s sales optimization systems to sell more effectively. Blue Martini is headquartered in San Mateo, California and can be reached at 650-356-4000 or www.bluemartini.com.

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About Golden Gate Capital

Golden Gate Capital (www.goldengatecap.com) is a San Francisco-based private equity investment firm with approximately $2.6 billion of capital under management. Golden Gate Capital is dedicated to partnering with world-class management teams to invest in change-intensive, growth businesses. It targets investments of up to $100 million in situations where there is a demonstrable opportunity to significantly enhance a company’s value. The principals of Golden Gate Capital have a long and successful history of investing with management partners across a wide range of industries and transaction types, and in particular, have been very active in the enterprise software market. Blue Martini represents the fifth software acquisition that Golden Gate Capital has announced within the last two years.

Forward-Looking Information

This news release regarding Blue Martini and Multi-Channel Holding’s entry into a definitive agreement includes forward-looking statements, based on current expectations, that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those referred to in the forward-looking statements. Such factors include, but are not limited to: the risk that the merger transaction may not close; difficulty in attracting or retaining customers or employees as a result of the signing of the definitive merger agreement; litigation resulting from the signing of the merger agreement or the associated transactions; and general economic and market conditions. Details on these and other risks are set forth in Blue Martini’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission (“SEC”). These filings are available on a website maintained by the SEC at www.sec.gov. Blue Martini and Multi-Channel Holdings assume no obligation to update the information in this news release.

Additional Information About the Proposed Transaction and Where You Can Find It

In connection with the proposed transaction, Blue Martini intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission (“SEC”). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, STOCKHOLDERS OF BLUE MARTINI ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials, and any other documents filed by Blue Martini with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of Blue Martini may obtain free copies of the documents filed with the SEC by contacting Blue Martini Investor Relations at 310-407-6555 or Blue Martini Software, Inc., 2600 Campus Drive, San Mateo, CA 94403. You may also read and copy any reports, statements and other information filed by Blue Martini with the SEC at the SEC public reference room at 450 Fifth Street, N.W. Room 1200, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Blue Martini and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Blue Martini stockholders in favor of the proposed transaction. Certain executive officers and directors of Blue Martini have interests in the transaction that may differ from the interests of stockholders generally, including acceleration of vesting of stock options, benefits conferred under retention, severance and change in control arrangements, and continuation of director and officer insurance and indemnification. These interests will be described in the proxy statement when it becomes available.

Contacts:

Lasse Glassen

Financial Relations Board

310-407-6555

ir@bluemartini.com

Media:

Laurie Gibson

b3 communications

650-969-0764

lgibson@b3communications.com

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